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                                    PREMIERE
                                 --------------
                                 RADIO NETWORKS

        CLASS A                                            CLASS A
     COMMON STOCK                                        COMMON STOCK

INCORPORATED UNDER THE LAWS                 SEE REVERSE FOR CERTAIN DEFINITIONS
 OF THE STATE OF DELAWARE
                                                       CUSIP 740906 10 2


 THIS CERTIFIES THAT





 IS THE RECORD HOLDER OF

                        FULLY PAID AND NONASSESSABLE SHARES
                   OF THE CLASS A COMMON STOCK $.01 PAR VALUE, OF

                           PREMIERE RADIO NETWORKS, INC.

translarable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
  WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                   [SEAL]


      /s/  Harold S. Woebel                            /s/  Stephen C. Lehman
      ---------------------                            ----------------------
         Secretary                                           President


Countersigned and Registered
    U.S. Stock Management Corporation
             Glendale, CA
                Transfer Agent and Registrant

By:
                        Authorized Signature